SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) August 5, 2004


                          First Consulting Group, INC.
             (Exact name of registrant as specified in its charter)


    Delaware                        0-23651                    95-3539020
(State or other             (Commission File Number)         (IRS Employer
Jurisdiction of                                           Identification Number)
Incorporation)

     111 W. Ocean Blvd. 4th Floor,              90802
            Long Beach, CA                   (Zip Code)
    (Address of principal executive
               offices)

                                 (562) 624-5200
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

Item 7.  Financial Statements and Exhibits

          (c) Attached as Exhibit 99.1 to this report is FCG's press release furnished under Item 9 of this report.

Item 9.  Regulation FD Disclosure

     On August 5, 2004, FCG announced the appointment of Douglas G. Bergeron to its Board of Directors and to the Audit Committee of the Board of Directors. Mr. Bergeron replaces Stanley R. Nelson on the Audit Committee. The composition of FCG's Board committees is now as follows:

          AuditCommittee - Michael P. Downey (Chair), Douglas G. Bergeron and Jack O. Vance Compensation Committee - Jack O. Vance (Chair), Michael
          P. Downey and Robert G. Funari Nominating & Governance Committee - Stanley R. Nelson (Chair), Robert G. Funari and F. Richard Nichol

Mr. Bergeron was appointed to serve as a Class III member of the Board of Directors and his term will run until the 2007 Annual Meeting of Stockholders, or until his successor is elected and qualified. The number of Board members is increased from 9 members to 10 members as a result of Mr. Bergeron's appointment.

The full text of the press release is furnished as Exhibit 99.1 to this report.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          First Consulting Group, Inc.



Date:  August 5, 2004        By:  /s/ Michael A. Zuercher
                                  ---------------------------------------------
                                   Michael A. Zuercher
                                   VP, General Counsel and Secretary